                                                                EXHIBIT 99.1


COMPANY CONTACT:                        AGENCY CONTACT:

Kim Murphy                              David Moreno
Genus, Inc.                             Mathews & Clark
Tel:  (408) 747-7120                    Tel:  (408) 736-1120
Fax:  (408) 747-7199                    Fax:  (408) 736-2523
e-mail:  pr@genus.com                   e-mail:  dmoreno@mathewsandclark.com



                         GENUS POSTS 1998 FINANCIAL RESULTS

     SUNNYVALE, Calif., February 16, 1999 - Genus, Inc. (NASDAQ: GGNS), announced today results for the fourth quarter and year end 1998. The Company reported net sales of $5.1 million, compared to $20.9 million for the fourth quarter of 1997. Net income for the fourth quarter of 1998 was $1.3 million or $0.07 per share, compared to a net loss of $20.3 million or $1.20 per share for the same quarter of 1997.

     The Company's net sales for 1998 were $32.4 million and net loss was $29.5 million, resulting in a loss of $1.71 per share available to common shareholders. In comparison, Genus' net sales for the previous year were $84.3 million and net loss was $19.3 million or $1.15 per share.

     Kenneth Schwanda, Genus' vice president of finance, commented, "Genus posted a $1.3 million profit for the quarter although operationally the company incurred a loss of $830,000. This profit is attributed to non-recurring cost reversals of $2.1 million related to inventory, warranty, and restructuring charges. We exited the quarter maintaining our strong balance sheet and with today's announcement of a multiple system order from a major DRAM manufacturer, Genus is well positioned going into 1999."

     "We are encouraged by the improving signs we are seeing in the semiconductor marketplace," said William W.R. Elder, Genus' chairman and CEO. "The multiple system order announced today confirms this trend. In addition, Genus' new product announcements in the fourth quarter of 1998 position us extremely well for the upturn projected by the industry analysts for the second half of this year."

     Founded in 1982, Genus, Inc. designs, manufactures and markets capital equipment and deposition processes for advanced semiconductor manufacturing.
The Company's thin film deposition products are used worldwide to produce integrated circuits for the data processing, communications, medical, military, transportation and consumer electronics industries. Genus' customers include semiconductor manufacturers located throughout the United States, Europe and the Pacific Rim including Korea, Japan and Taiwan. Genus' headquarters are located at 1139 Karlstad Drive, Sunnyvale, CA 94089; telephone (408) 747-7120; fax
(408) 747-7199. For the most up-to-date company, product and financial information, visit Genus' web site at http://www.genus.com.

     This release contains forward looking statements dependent on a number of risks and uncertainties, including, but not limited to, retrenchment in the semiconductor industry, general conditions in the Company's industry sector, and the additional risks and uncertainties detailed under "Management's Discussion and Analysis of Results of Operations and Financial Condition" contained in the Company's Annual Report on Form 10-K/A for the fiscal year ended
December 31, 1997, and the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

                              --more--

                                -2-

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     Genus, Inc.
     Condensed Consolidated Statement of Operations (Unaudited)
     (Amounts in thousands, except per share data)


                                                                  Three Months Ended                 Twelve Months Ended
                                                                     December 31,                        December 31,
                                                                1998             1997               1998             1997
                                                            -------------    --------------     -------------    --------------
   Net sales                                                     $ 5,119          $ 20,879          $ 32,431          $ 84,286

   Costs and expenses:
     Cost of goods sold                                            3,271            14,885            26,029            54,762
     Inventory and warranty reserve reversals                     (1,623)                -            (1,828)                -
     Research and development                                      1,134             3,012             8,921            12,327
     Selling, general and administrative                           1,862             7,912            14,115            20,326
     Restructuring charge                                           (509)                -            12,707                 -
                                                            -------------    --------------     -------------    --------------
       Income(loss) from operations                                  984            (4,930)          (27,513)           (3,129)

     Other, net                                                      318            (1,172)              (86)           (1,363)
                                                            -------------    --------------     -------------    --------------
       Income(loss) before income taxes                            1,302            (6,102)          (27,599)           (4,492)

     Provision for income taxes                                        -            14,223                 1            14,844
                                                            -------------    --------------     -------------    --------------
       Net income(loss)                                          $ 1,302          $(20,325)         $(27,600)         $(19,336)

       Deemed dividends on preferred stock                       $     -               $ -          $ (1,903)              $ -
                                                            -------------    --------------     -------------    --------------
                                                            -------------    --------------     -------------    --------------

       Net income(loss) available to
       common shareholders                                       $ 1,302          $(20,325)         $(29,503)         $(19,336)
                                                            -------------    --------------     -------------    --------------
                                                            -------------    --------------     -------------    --------------

     Net income(loss) per common share available to
     common shareholders and per common share assuming
     dilution                                                    $   0.07         $   (1.20)        $   (1.71)        $   (1.15)
                                                            -------------    --------------     -------------    --------------
                                                            -------------    --------------     -------------    --------------

     Shares used in per share calculations-basic                  17,362            16,965            17,248            16,860
     Shares used in per share calculations-diluted                18,106            16,965            17,248            16,860


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     GENUS, INC.
     Condensed Consolidated Balance Sheets (Unaudited)
     (Amounts in thousands)


                                                                                December 31,      December 31,
                                                                                   1998               1997
                                                                             --------------     -------------
   Assets
     Cash and cash equivalents                                                     $ 8,125           $ 8,700
     Accounts receivable, net                                                       13,008            19,469
     Inventories                                                                     5,338            28,986
     Other current assets                                                              379             1,029
                                                                             --------------     -------------
       Total current assets                                                         26,850            58,184

     Property and equipment, net                                                     4,659            15,276
     Other assets, net                                                                 318             3,278
                                                                             --------------     -------------
       Total assets                                                                $31,827           $76,738
                                                                             --------------     -------------
                                                                             --------------     -------------

   Liabilities, redeemable preferred stock,
   and shareholders' equity
     Short-term borrowings                                                         $ 4,000           $ 7,345
     Other current liabilities                                                       6,989            20,065
     Long-term debt                                                                    114               971
     Redeemable preferred stock                                                        897                 -
     Shareholders' equity                                                           19,827            48,357
                                                                             --------------     -------------
       Total liabilities, redeemable preferred stock,
       and shareholders' equity                                                    $31,827           $76,738
                                                                             --------------     -------------
                                                                             --------------     -------------


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                                      -3-